Exhibit 3.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Future Pearl Labs, Inc.

WARRANT TO PURCHASE COMMON STOCK

No. CW-2	September 30, 2021

Void After September 30, 2031

This Certifies That, for value received and as partial consideration for the Holder’s advisory and other services to Future Pearl Labs, Inc., a Delaware corporation (the “Company”), Wavemaker Labs, Inc. (the “Holder”) is entitled to subscribe for and purchase from the Company up to two hundred twenty eight thousand four hundred ninety three (228,493) Exercise Shares at the Exercise Price (each subject to adjustment as provided herein).

1.                   Definitions. As used herein, the following terms shall have the following respective meanings:

(a)                “Deemed Liquidation Event” shall mean any of the following events: (i) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company; (ii) the liquidation, dissolution, or winding-up of the business and affairs of the Company; (iii) a transaction or series of related transactions in which shares representing more than fifty percent (50%) of the outstanding voting power of the Company are acquired by a third party; or (iv) the closing of the sale of shares of the Company’s Common Stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

(b)                “Effective Date” shall mean September 30, 2021.

(c)                 “Exercise Period” shall mean the period commencing with the date hereof and ending ten years later, unless sooner terminated as provided below.

(d)                 “Exercise Price” shall mean $0.22 per Exercise Share subject to adjustment pursuant to Section 5 below.

(e)                 “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant.

2.                   Exercise of Warrant. The rights represented by this Warrant and the right to exercise thereto shall vest as follows:

-	Vesting Schedule: all of the Exercise Shares shall vest immediately on the Effective Date.

-	Subject to the aforesaid vesting schedule, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

1.

(a)                An executed Notice of Exercise in the form attached hereto as Exhibit A;

(b)                Payment of the Exercise Price either in cash or by check; and

(c)                This Warrant.

Upon a Deemed Liquidation Event, this warrant shall be deemed automatically exercised based on the formula set forth in Section 2.1 below.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

Holder shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1       Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of Exercise Shares to be issued to the Holder

	Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

2.

3.                   Covenants of the Company.

3.1               Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2               Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                   Representations of Holder.

4.1               Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2               Securities Are Not Registered.

(a)                The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)                The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c)                The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met as set forth in Rule 144.

3.

(d)                The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3               Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5.                   Adjustment of Exercise Price and Number of Exercise Shares. In the event of changes in the class of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.                   Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7.                   Early Termination; Reorganization. In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act, the Company shall provide to the Holder 20 days’ advance written notice of such public offering, and this Warrant shall be deemed exercised pursuant to Section 2.1 immediately prior to the date such public offering is closed.

8.                   Market Stand-Off Agreement. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Holder (other than those included in the registration), including the Warrant and the Exercise Shares (the “Restricted Securities”), during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Holder’s Restricted Securities until the end of such period. Holder agrees that any transferee of the Warrant (or other securities) of the Company held by Holder shall be bound by this Section 8. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4.

9.                   No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.                Transfer of Warrant. The Holder may not assign, pledge, or otherwise transfer this Warrant without the written consent of the Company. Subject to the foregoing and all applicable laws, this Warrant and all rights hereunder may be transferable by the Holder, in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company, as determined in its sole discretion.

11.                Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.                Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

13.                Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b)  five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at 1438 9th St, Santa Monica, CA 90401, or at such other address as the Company or Holder may designate by ten days advance written notice to the other parties hereto.

14.               Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.               Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to conflicts of laws principles.

[Signature page follows.]

5.

The Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

Future Pearl Labs, Inc.

By:

Name:

Title:

Address:

ACKNOWLEDGED AND AGREED:

HOLDER:

Wavemaker Labs, Inc.

By:

Name:

Title:

Signature page to Warrant to Purchase Common Stock

Exhibit A

NOTICE OF EXERCISE

TO: Future Pearl Labs, Inc

(1)        ☐        The undersigned hereby elects to purchase ________ shares of ___________ (the “Exercise Shares”) of Future Pearl Labs, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             ☐        The undersigned hereby elects to purchase ________ shares of __________ (the “Exercise Shares”) of Future Pearl Labs, Inc (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)       The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

Signature Page to Notice to Exercise

Exhibit B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________, 20__

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.